UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2004

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d2-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d2-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The Board of Directors of Plains Exploration & Production Company (PXP) has established an arrangement, effective December 31, 2004, pursuant to which non-employee directors may defer restricted stock awards to which they become entitled for service on PXP’s Board of Directors. This arrangement allows non-employee directors of PXP to defer receipt of all or any portion of their restricted stock awards on an annual basis. In lieu of payment of restricted stock awards, an equivalent number of restricted stock units will be credited to an account for the director. The restricted stock units will become fully vested and non-forfeitable upon the director’s completion of the earlier of (i) one full year of service as a member of the board commencing on the date of grant or (ii) the next annual meeting of PXP stockholders. All rights to any unvested restricted stock units will be forfeited if the director leaves or is removed from the Board for any reason prior to vesting. All vested restricted stock units will be distributed in the form of PXP common stock upon complete separation from service as a member of the Board.

The deferred compensation arrangement discussed above is attached hereto as Exhibit 10.1 and is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits

(c) Exhibit 10.1 – Form of Election for Director Deferral of Restricted Stock Awards

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: January 4, 2005	/s/ John F. Wombwell
John F. Wombwell
Executive Vice President, General Counsel and Secretary

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